                          (Schedule 14A Information)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
     Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             Medical Control, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               _________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transactions:

         --------------------------------------------------------------------

     (5) Total fee paid:__________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________
     (2)  Form, Schedule or Registration Statement No.:_______________________
     (3)  Filing Party:_______________________________________________________
     (4)  Date Filed:  _______________________________________________________

                             MEDICALCONTROL, INC.
                       8625 King George, Dr., Suite 300
                             Dallas, Texas  75235
                          Telephone:  (214) 630-6368

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To be Held Wednesday, May 14, 1997

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Meeting") of MedicalControl, Inc. (the "Company") will be held at the Company's offices at 8625 King George Dr., Suite 300, Dallas, Texas 75235, on Wednesday, May 14, 1997, at 9:30 a.m., local time, for the following purposes:

1. To elect four directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

2. To approve an amendment to the 1993 Stock Compensation Plan to allow the Board of Directors to amend an option agreement to specify a lower exercise price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price;

3. To approve an amendment to the Outside Directors Stock Option Plan to allow non-interested directors to amend an option agreement to specify a lower exercise price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price;

4. To approve an amendment to the Qualified Employee Stock Purchase Plan to increase the authorized number of shares of common stock of the Company available under the plan from 100,000 to 200,000; and

5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof.

     A Proxy Statement that describes the foregoing proposals and a form of Proxy accompany this notice.

                                        By Order of the Board of Directors

                                        Stephanie L. McVay
                                        Secretary

Dated:  April 22, 1997

                                   IMPORTANT

     Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy and return it promptly in the enclosed reply envelope, which requires no postage. Any shareholder granting a proxy may revoke the same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the Meeting.

                               TABLE OF CONTENTS


General Information........................................................ 1

Voting at Meeting.......................................................... 2

Principal Shareholder and Ownership of Management.......................... 3

Proposal 1  Election of Directors.......................................... 5

Board of Directors......................................................... 6

Management................................................................. 8

Executive Compensation..................................................... 9

Certain Relationships and Related Transactions.............................13

Proposal 2  Amendment to 1993 Employee Stock Compensation Plan.............14

Proposal 3  Amendment to Outside Directors Stock Option Plan...............16

Proposal 4  Amendment to Qualified Employee Stock Purchase Plan............18

Selection of Auditors......................................................19

Proposals of Shareholders for Presentation at Next Annual
        Meeting of Shareholders............................................20

Annual Report..............................................................20

Other Business.............................................................20

Availability of Annual Report on Form 10-KSB...............................20

Amendment to 1993 Stock Compensation Plan..................................A-1

Amendment to Outside Directors Stock Option Plan...........................A-2

Amendment to Qualified Employee Stock Purchase Plan........................A-3


                             MEDICALCONTROL, INC.
                        8625 King George, Dr. Suite 300
                             Dallas, Texas  75235

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Wednesday, May 14, 1997

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of MedicalControl, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Meeting") on Wednesday, May 14, 1997, to be held at the Company's offices at 8625 King George Dr., Dallas, Texas 75235, at 9:30 a.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
The Board of Directors is not currently aware of any other matters that will come before the meeting.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services.
The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about April 22, 1997.

     Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposed amendment to the 1993 Stock Compensation Plan, "FOR" the proposed amendment to the Outside Directors Stock Option Plan and "FOR" the proposed amendment to the Qualified Employee Stock Purchase Plan.

     The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

                               VOTING AT MEETING

     The voting securities of the Company consist solely of common stock, $.01 par value per share (the "Common Stock"). The Board of Directors has fixed April 14, 1997 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of close of business on the record date, there were 3,875,023 shares of Common Stock outstanding. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date. As provided in the Company's Certificate of Incorporation, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for the election of directors, which require a plurality vote in the event of more nominees than positions (i.e., the four nominees receiving the highest number of votes would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstention and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for the purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitle to vote for purpose of calculating the vote with respect to such matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED HEREIN, FOR THE PROPOSED AMENDMENT TO THE 1993 STOCK COMPENSATION PLAN, FOR THE PROPOSED AMENDMENT TO THE OUTSIDE DIRECTORS STOCK OPTION PLAN AND FOR THE PROPOSED AMENDMENT TO THE QUALIFIED EMPLOYEE STOCK PURCHASE PLAN. IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE AND FOR SUCH OTHER PROPOSALS UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER SUBMITTING THE PROXY.

               PRINCIPAL SHAREHOLDER AND OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 11, 1997, by (i) all persons known by the Company to be the owner of record or beneficially, of more than five percent of the outstanding Common Stock, (ii) each executive officer and director of the Company and (iii) all directors and executive officers as a group.

   Name                         Share Beneficially Owned     Percent of Shares
   ----                         ------------------------     -----------------

John Ward Hunt (1)
and
The Answer Partnership, Ltd. (1)   3,185,000 (2)                    69.0%

William L. Amos, Jr.                  12,000 (3)                      .3%

David Samuel Coats                    11,000 (4)                      .2%

Robert W. Philip                      23,000 (5)                      .5%

Robert O. Brooks                      50,000 (6)                     1.1%

Roger A. Chapman                      12,000 (7)                      .3%

David A. Hanson                       10,000 (8)                      .2%

Stephanie L. McVay                    10,000 (9)                      .2%

David C. Bramer                       83,952 (10)                    1.8%

Daniel Riston                         22,470 (11)                     .5%

All Executive Officers and
Directors as a Group (10 persons)  3,419,422                        74.1%
---------------------------
(1) The business address of Mr. Hunt and The Answer Partnership, Ltd. is 8625 King George Dr., Suite 300, Dallas, Texas 75235. Such shares are held of record and beneficially by The Answer Partnership, Ltd. but may also be deemed to be beneficially owned by Mr. Hunt (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since, as managing partner of such partnership, Mr. Hunt has the power to direct the voting and disposition of such shares. See "Certain Relationships and Related Transactions" for further information concerning The Answer Partnership, Ltd.

(2) Includes 240,000 shares with respect to which The Answer Partnership, Ltd. has the right to acquire by virtue of outstanding vested options and 300,000 shares with respect to which J. Ward Hunt has the right to acquire by virtue of outstanding vested options.

(3) Includes 10,000 shares with respect to which Dr. Amos has the right to acquire by virtue of outstanding vested options.

(4) All of which are shares with respect to Mr. Coats has the right to acquire by virtue of outstanding vested options.

(5) Includes 22,000 shares with respect to which Mr. Philip has the right to acquire by virtue of outstanding vested options.

(6) Includes 20,000 shares and 30,000 shares with respect to which Mr. Brooks has the right to acquire by virtue of outstanding options vesting 20% per year on a cumulative basis commencing February 26, 1997 and July 27, 1996, respectively.

(7) Includes 10,000 shares with respect to which Mr. Chapman has the right to acquire by virtue of outstanding options vesting 50% per year on a cumulative basis commencing July 15, 1997.

(8) Includes 5,000 and 5,000 shares with respect to which Mr. Hanson has the right to acquire by virtue of outstanding options vesting 20% per year on a cumulative basis commencing July 1, 1997 and March 18, 1998, respectively.

(9) Includes 5,000 and 5,000 shares with respect to which McVay has the right to acquire by virtue of outstanding options vesting 20% per year on a cumulative basis commencing July 1, 1997 and March 18, 1998, respectively.

(10) Includes 7,500 shares with respect to which Mr. Bramer has the right to acquire by virtue of outstanding vested options, 50,000 shares with respect to which Mr. Bramer has the right to acquire by virtue of outstanding options vesting 20% per year on a cumulative basis commencing July 27, 1996, 25,000 shares with respect to which Mr. Bramer has the right to acquire by exercising a right to convert $100,000 of the principal amount of a note owed to Mr. Bramer by the Company and 1,252 shares with respect to which Mrs. Bramer has the right to acquire by virtue of qualified options.

(11) Includes 1,000 shares with respect to which Mr. Riston has the right to acquire by virtue of outstanding vested options, 14,000 shares and 5,000 shares with respect to which Mr. Riston has the right to acquire by virtue of outstanding options vesting 20% per year on a cumulative basis commencing July 27, 1996 and November 8, 1997, respectively, and 1,674 shares and 796 shares with respect to which Mr. Riston and Mrs. Riston has the right to acquire by virtue of outstanding options, respectively.

STOCK REPURCHASE PROGRAM

     On December 17, 1996, the Board of Directors authorized the Company to buy back up to 500,000 shares of Common Stock over a 24-month period. The stock repurchases may be made from time to time in both open market and private transactions and will be dependent on market conditions and availability. Repurchased shares will be added to the Company's treasury shares and may be used for employee stock plans and other corporate purposes. As of April 11, 1997, the Company had not repurchased any stock.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by
the Board of Directors.   The current number of members of the Board of
Directors is four (4). Each director will be elected for a one-year term expiring upon the election of his successors at the next annual meeting. The four persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are J. Ward Hunt, Robert W. Philip, David Samuel Coats and William L. Amos, Jr., M.D. Each nominee is currently a member of the Board of Directors.

     In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management of the Company knows of no reason why any nominee would be unable to serve.

     See "Management" for biographical information concerning Mr. J. Ward Hunt, who is an employee of the Company. The following biographical information is furnished with respect to each of the other nominees.

     William L. Amos, Jr., M.D. has served as a director of the Company since May 1996. Dr. Amos has served as the Company's Medical Director since 1993. After completing his training and serving two years in the Navy, Dr. Amos was engaged in the private practice of obstetrics and gynecology. Dr. Amos also served as Director, Senior Vice President and Medical Director of AFLAC. In 1988, Dr. Amos founded MedStrategies of Georgia, Inc., which collaborated with MedStrategies of Virginia, Inc. to form MedStrategies, Inc. MedStrategies offers a wide range of consulting services to managed care organizations, providers and healthcare purchasers. Dr. Amos was a founding director and first President of the American Association of Preferred Provider Organizations (now known as the Association of Managed Healthcare Organizations) and continues to serve as a director. Dr. Amos also serves as a director of the Utilization Review Accreditation Commission. Dr. Amos received his Bachelors of Science degree from the Georgia Institute of Technology in 1966 and his Medical Doctorate from the Medical College of Georgia in 1970. Dr. Amos completed his internship and residency in obstetrics and gynecology at Baylor University Medical Center in 1974. Dr. Amos is certified by the American Board of Obstetricians and Gynecologists and a Fellow of the American College of Obstetricians and Gynecologists. See "Certain Relationships and Related Transactions".

     David Samuel Coats has served as a director of the Company since April 1996. He is President and Chief Executive Officer of PROS Strategic Solutions, Inc. PROS is the world's leading provider of airline revenue management systems, with more than forty airline customers around the world. From January 1996 until November 1996, Mr. Coats was a self-employed business consultant and private investor. From 1993 to 1995, Mr. Coats served as a Senior Vice President at Continental Airlines, Inc, where he was a member of the management team that brought Continental out of bankruptcy and assisted in establishment of its business after bankruptcy. At various periods during his tenure at Continental, Mr. Coats was over in-flight services, reservations, customer relations and the short haul system of Continental and Continental Express. He also served as a member of the airline's senior management committee. Before joining Continental, Mr. Coats served as Chief Executive Officer of Southern Cross Airline Holdings Ltd., d.b.a. Compass Airlines, an Australian airline placed in receivership and liquidated in April 1993. Mr. Coats received his Bachelor of Arts degree in 1964 and Law Degree in 1965 from the University of Texas in Austin.

     Robert W. Philip has served as a director of the Company since October 1992. He was Executive In Residence and Lecturer at the University of North Texas, Denton, Texas from September 1989 until May 1994. Effective July 31, 1989, Mr. Philip retired from Arthur Andersen LLP, an international audit and business advisory firm, of which he was a partner since 1971. His experience with the Andersen Worldwide Organization included assignments in the United States and Europe, working with both very large, publicly owned clients and smaller entrepreneurial enterprises. Mr. Philip resigned from the Board of Directors of Sport Supply Group, Inc. in December 1996.

     None of the nominees has any family relationship with each other or any officer or director of the Company. None of the nominees is being proposed for election pursuant to any arrangement of understanding between such nominees and any other person except only the directors and executive officers of the Company acting solely as such.

     THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                              BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing board corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board met nine times.

     The Board of Directors has established Audit, Compensation and Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during the last fiscal year are described below.

     The Compensation Committee consists of Messrs. Philip and Coats. Its functions are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administers the Company's 1993 Stock Compensation Plan for the benefit of certain officers, directors, employees and advisors of the Company and the Company's Qualified Employee Stock Purchase Plan (the "Stock Option Plans"). The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which the option shall be granted pursuant to the Stock Option Plans. The Compensation Committee met twice during the last fiscal year.

     The Audit Committee consists of Messrs. Philip and Coats. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to financial reporting. The Audit Committee met twice during the last fiscal year.

     The Stock Option Committee consists of the Board of Directors. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan. The Stock Option Committee did not meet during the last fiscal year.

     The Company does not have a nominating committee. The functions customarily, attributable to a nominating committee, are performed by the Board of Directors as a whole.

     During the last fiscal year, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served except Mr. Coats did not attend the one Audit Committee meeting held in 1996 while he was a member of the Audit Committee.

Director Compensation

     Each non-employee director of the Company receives $1,750 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable expenses and $500 for each telephonic meeting of the Board of Directors in which he participates. In November 1996, the Company paid Mr. Coats an additional $1,000 for other board services rendered to the Company.

Outside Directors Stock Option Plan

     In addition, pursuant to the Outside Directors Stock Option Plan, the Company issues each director options to purchase 10,000 shares of Common Stock at fair market value upon initial election to the Board. The Company also issues each director 1,000 additional options upon their re-election to the Board for subsequent terms. On September 1, 1994, the Company granted Mr. Philip additional options to purchase 10,000 shares of Common Stock at $5.00 at any time before September 1, 2004 for other services rendered to Company. The Company has granted Dr. Amos, Mr. Coats and Mr. Philip options to purchase an aggregate of 10,000, 11,000 and 22,000 shares of Common Stock pursuant to the Directors Plan, respectively.

     The Outside Directors Stock Option Plan (the "Directors Plan") was adopted in order to enhance the Company's ability to secure and retain highly qualified and experienced individuals who are not regularly salaried employees of the Company to serve as directors of the Company. The Directors Plan provides generally that (i) the purchase price of the Common Stock under each option granted shall not be less than the fair market value of the Common Stock on the date of grant; (ii) no director may be granted during any calendar year options to purchase more than 10,000 shares of Common Stock; (iii) no option may be granted for a period of greater than ten years from the date of grant; and (iv) a maximum of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Directors Plan.

     On August 20, 1996, the Executive Committee of the Board of Directors elected, subject to shareholder approval, to amend the Directors Plan to remove a prohibition to modify any outstanding options to decrease the exercise price of an option. In order for the options to be an incentive for its outside directors and to continue the purpose of the Directors Plan, the Executive Committee, subject to shareholder approval of the amendment to the Directors Plan, elected to decrease the exercise price of all outstanding options granted under the Directors Plan to $4.50. Immediately prior to August 20, 1996, the Company had 43,000 options outstanding under the Directors Plan with exercise prices ranging from $5.00 to $8.71. See "PROPOSAL NO. 3 AMENDMENT TO THE OUTSIDE DIRECTOR STOCK OPTION PLAN."

                                  MANAGEMENT

     The following tables set forth certain information with respect to each of the directors and executive officers of the Company. The executive officers and directors of the Company are as follows:

Name                        Age     Position
----                        ---     --------
John Ward Hunt              50      President, Chief Executive Officer and
                                      Chairman of the Board of Directors of the
                                      Company and Director of Diversified Group
                                      Administrators, a wholly-owned subsidiary
                                      of the Company ("DGA")
Robert O. Brooks            50      Executive Vice President and Chief Operating
                                      Officer of the Company and Director of DGA
Roger A. Chapman            44      Senior Vice President, Network Services
David A. Hanson             34      Vice President, Finance and Accounting
Stephanie L. McVay          33      General Counsel and Secretary
David C. Bramer             50      President, Chief Executive Officer and
                                      Director of DGA
Daniel Riston               49      Executive Vice President, Chief Financial
                                      Officer and Director of DGA
William L. Amos, Jr., M.D.  52      Director and Medical Director
David Samuel Coats          56      Director
Robert W. Philip            61      Director

     John Ward Hunt has served as President of the Company since January 1989 and as Chief Executive Officer and Chairman of the Board since December 1989. From 1970 until joining the Company in 1989, Mr. Hunt was self-employed as an investor in various operating businesses. Mr. Hunt is the managing general partner of the principal shareholder of the Company. He received his Bachelor of Arts degree in history from Washington and Lee University in 1969. See "Certain Relationships and Related Transactions."

     Robert O. Brooks has served as Executive Vice President and Chief Operating Officer of the Company since February 1996. From March 1995 until January 1996, Mr. Brooks was Vice President, Operations of the Company. From 1992 to 1994, Mr. Brooks was Executive Vice President and General Manager of PayFlex Systems USA, Inc., an Omaha, Nebraska third party administrator ("TPA"). From 1990 to 1992, he was Vice President - Insurance Operations for R.E. Harrington, Inc., a national TPA based in Westerville, Ohio. Mr. Brooks is a director of the Association of Managed Healthcare Organizations. Mr. Brooks received his Bachelor of Science degree in social science/education from Wayne State University in 1969 and his Masters of Business Administration degree from the University of Dayton in 1981.

     Roger A. Chapman has served as Senior Vice President, Network Services of the Company since July 1996. From 1995 to 1996, Mr. Chapman formed a consulting group to work with providers and businesses on electronic capabilities. From 1991 to 1995, Mr. Chapman was Vice President of Operations for ProAmerica Managed Care, a Fort Worth, Texas preferred provider organization. From 1989 to 1991, he was Vice President of Marketing for Transport Life Insurance Company. Mr. Chapman received his Bachelor of Science degree in actuarial science from the University of Illinois in 1974 and his Masters of Business Administration from the University of Illinois in 1976.

     David A. Hanson has served as the Vice President, Finance and Accounting of the Company since February 1997. From January 1996 until February 1997, he served as Principal Accounting Officer and Controller of the Company. He has over eight years of experience with Arthur Andersen LLP, an international audit and business advisory firm, of which he was an audit manager since 1993. He also has two years of internal audit experience with Centex Corporation, a national general construction and home-building company. He received Bachelor of Arts degrees in Accounting and Financial Management/Economics from the University of Northern Iowa in 1985 and 1984, respectively.

     Stephanie L. McVay has served as General Counsel of the Company since July 1996. Prior to joining the Company, Ms. McVay practiced corporate and securities law for eight years with the law firm of Gardere & Wynne, L.L.P. She received her Bachelors of Business Administration degree in Accounting from Texas A&M University in 1984 and a Juris Doctor degree from Southern Methodist University School of Law in 1988.

     David C. Bramer has served as President and Chief Executive Officer of DGA since the corporation was organized in August 1989. From 1969 to 1982, Mr. Bramer held various financial management positions in the Pittsburgh area. In August 1982, he founded Simplified Employee Claims, Inc., the predecessor of DGA. Mr. Bramer received his Bachelor of Arts in Economics from the University of Pittsburgh in 1969 and his Master of Business Administration from the Katz School of Business - University of Pittsburgh in 1976. See "Certain Relationships and Related Transactions".

     Daniel Riston has served as Executive Vice President and Chief Financial Officer of DGA since the corporation was organized in August 1989. Prior to joining DGA, Mr. Riston held various executive positions in the Pittsburgh area. Mr. Riston received his Bachelor of Arts in Economics from the University of Pittsburgh in 1976 and the Certified Management Accountant from the Institute of Management Accounting in 1979.

                            EXECUTIVE COMPENSATION

     The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer and (ii) each executive officer who received total annual salary and bonus in excess of $ 100,000, for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994.

                          Summary Compensation Table

                                                                     Long Term
                                       Annual Compensation          Compensation
                                --------------------------------    ------------    All Other
    Name and            Fiscal                      Other Annual       Options      Compen-
Principal Position       Year   Salary     Bonus    Compensation       Granted      sation(1)
------------------      ------  ------    -------   ------------    ------------    ---------
John Ward Hunt           1996   $250,000  $30,000        -0-             -0-        $32,610
  President and Chief    1995   $249,577      -0-        -0-             -0-        $32,610
  Executive Officer      1994   $230,767      -0-        -0-         500,000(2)     $32,610

Robert O. Brooks         1996   $130,892      -0-        -0-          20,000(3)         -0-
  Executive Vice         1995   $ 76,460      -0-        -0-          30,000(4)         -0-
  President and Chief    1994       -0-       -0-        -0-             -0-            -0-
  Operating Officer

David C. Bramer          1996   $150,110      -0-        -0-             -0-            -0-
  President and Chief    1995   $150,650      -0-        -0-          57,500(5),(6)     -0-
  Executive Officer      1994   $129,124      -0-        -0-             -0-            -0-
  of DGA


--------------------------------
(1) This amount reflects the amount paid by the Company for certain split dollar insurance and/or deferred compensation/salary continuation for the benefit of J. Ward Hunt.

(2) On December 10, 1994, the Company granted J. Ward Hunt 500,000 options to purchase 500,000 shares at $8.75 per share expiring December 10, 2004. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing May 13, 1994.

(3) On February 26, 1996, the Company granted Robert O. Brooks 20,000 options to purchase 20,000 shares at $5.63 per share expiring February 26, 2004. Subject to shareholder approval of an amendment to the 1993 Stock Compensation Plan (the "1993 Plan"), the Board subsequently elected to decrease the exercise price to $4.50. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing February 26, 1997.

(4) On July 25, 1995, the Company granted Robert O. Brooks 30,000 options to purchase 30,000 shares at $6.75 per share expiring July 25, 2005. Subject to shareholder approval of an amendment to the 1993 Plan, the Board has subsequently elected to decrease the exercise price to $4.50. Subject to certain terms and conditions, the options vest and may be exercised 20% per year on a cumulative basis commencing July 25, 1996.

(5) On November 6, 1995, the Company granted David C. Bramer an option to convert up to $100,000 of principal amount of debt owed to him by the Company, in connection with the Company's purchase of Diversified Group Administrators, Inc., to 20,000 shares of Common Stock at $5.00 per share. On August 20, 1996, the Company amended the conversion option to allow for up to 25,000 shares at $4.00 per share. See "Certain Relationships and Related Transactions" for further information regarding this transaction.

(6) On July 25, 1995, the Company granted David C. Bramer 57,500 options to purchase 7,500 shares and 50,000 shares at $6.75 per share expiring July 25, 2000 and July 25, 2005, respectively. Subject to shareholder approval of an amendment to the 1993 Plan, the Board has subsequently elected to decrease the exercise price to $4.50. Subject to certain terms and conditions, 7,500 options vested immediately and 50,000 options vest 20% per year on a cumulative basis commencing July 25, 1996.

401(k) Plan

     Effective January 1, 1991, as amended April 1, 1992, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") that is qualified under Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The 401(k) Plan is available to each Company employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) Plan in January, April, July and October of each year any time after one year of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company may make matching contributions for eligible employees in an amount of 50% of the employee's contribution, not to exceed a contribution by the employee of 5% of his or her salary.

Qualified Employee Stock Purchase Plan

     The Board of Directors and the shareholders have adopted and approved a Qualified Employee Stock Purchase Plan (the "Plan") established under Section 423 of the Code. The Qualified Plan authorizes the issuance of 100,000 shares of Common Stock to employees of the Company who (i) have been employed for at least two years, (ii) have customary employment of a minimum of 20 hours per week or customary employment of at least five months in any calendar year and
(iii) who are not
considered a highly compensated employee as such employee has not during the year in which the qualified option is granted, or the preceding year, received compensation from the Company in excess of $75,000, as adjusted for cost of living increases. The Qualified Plan basically provides that qualified options will be granted to participating employees to purchase shares of Common Stock at a purchase price equal to 85% of the fair market value of the shares as of the date of grant of the qualified option. The term of the qualified option shall be for a period of 27 months and will be exercisable at any time commencing after one year from the date of grant and prior to the termination of the option.

     On March 18, 1997, the Board of Directors elected, subject to shareholder approval, to increase the number of shares available under the Qualified Plan from 100,000 shares to 200,000 shares. As of April 11, 1997, the Company had outstanding an aggregate of 93,914 qualified options to a total of approximately 90 employees, each qualified option being exercisable at an exercise price of $4.36 per share. See "PROPOSAL NO. 4 AMENDMENT TO THE QUALIFIED EMPLOYEE STOCK PURCHASE PLAN."

1993 Stock Compensation Plan

     The Board of Directors and the shareholders have adopted and approved the 1993 Stock Compensation Plan, as amended. Options granted pursuant to the 1993 Plan constitute either incentive stock options within the meaning of Section 422 of the Code, or options that constitute non-qualified options at the time of issuance of such options. The 1993 Plan provides that incentive stock options, non-qualified stock options, and/or stock appreciation rights would be granted to certain officers, directors (other than outside directors), employees and advisors of the Company or its subsidiaries selected by the Compensation Committee. A total of 1,000,000 shares of Common Stock are authorized and reserved for issuance under the 1993 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The Compensation Committee administers the 1993 Plan and has the sole authority to interpret the 1993 Plan and to make all determinations necessary or advisable for administering the 1993 Plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period for not more than three months following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term for a period not to exceed one year following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof. During 1996, the Company granted 59,000 options to executive officers (86.8% of total options issued in 1996) and 9,000 options to other employee.

     On August 20, 1996, the Board of Directors elected, subject to shareholder approval, to amend the 1993 Plan to remove a prohibition to modify any outstanding options to decrease the exercise price after issuance of an option. In order for the options to be incentives for its officers and other employees, the Board of Directors, subject to shareholder approval of the amendment to the 1993 Plan, elected to decrease the exercise price of all outstanding options granted under the 1993 Plan to $4.50. Prior to the Board meeting on August 20, 1996, the Company had 179,700 options outstanding with exercise prices ranging
from $4.50 to $7.54.   See "PROPOSAL NO. 2  AMENDMENT TO THE 1993 STOCK
COMPENSATION PLAN."

     If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 1993 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 1993 Plan unless the 1993 Plan shall have been terminated.

     As of April 11, 1997, there were outstanding options to purchase an aggregate of 226,700 shares under the 1993 Plan with exercise prices ranging from $4.50 to $5.25, granted to a total of 17 employees, including the following executive officers:

                                 Exercise Price     Current
                    Number of         on           Exercise  Expiration
        Name         Options     Date of Grant       Price      Date
        ----         -------     -------------     --------  ----------

Robert O. Brooks     30,000         6.75            4.50    July 27, 2005
                     20,000         5.63            4.50    February 21, 2006

Roger A. Chapman     10,000         5.25            4.50    July 15, 2001

David A. Hanson       5,000         5.25            4.50    July 1, 2006
                      5,000         5.125           5.125   March 18, 2007

Stephanie L. McVay    5,000         5.25            5.25    July 1, 2006
                      5,000         5.125           4.50    March 18, 2007

David C. Bramer       7,500         6.75            4.50    July 27, 2000
                     50,000         6.75            4.50    July 27, 2005

Daniel Riston         1,000         6.75            4.50    July 27, 2005
                     14,000         4.50            4.50    August 20, 2006
                      5,000         5.00            5.00    November 8, 2006


Employment Agreements

     The Company and David C. Bramer have entered into an Employment Agreement that provides for Mr. Bramer's salary of $150,000 per year, a stock bonus if certain conditions are met, payment of disability benefits, a car allowance and reimbursement of certain club dues. The Agreement provides for six months severance in certain circumstances and has a covenant not to solicit clients for one year if Mr. Bramer resigns.

     The Company and Daniel Riston have entered into an Employment Agreement that provides for a salary, cash and stock bonuses if certain conditions are met. The Agreement provides for six months severance in certain circumstances and has a covenant not to solicit clients for six months if Mr. Riston resigns.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the year ended December 31, 1996, except each of Dr.

Amos, Mr. Coats, Mr. Brooks and Mr. Hanson had one late Form 3 filing and Mr. Bramer had one late Form 4 filing, during the fiscal year ended December 31, 1996.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Answer Partnership, Ltd. (the "Partnership") is a Texas limited partnership that is owned 62.5% by J. Ward Hunt and 37.5% by The Essential Endowment Trust (the "Trust"). Each of them owns a 1% general partnership interest in the Partnership, with the balance of their respective interests being held as limited partnership interests. The Partnership was organized effective as of July 3, 1992, for purposes of acquiring all of the then-issued and outstanding Common Stock. Mr. Hunt, President and Chief Executive Officer of the Company, is the Managing Partner of the Partnership and controls the day-to-day management of the Partnership. The Trust is a Texas irrevocable trust that was formed effective as of July 2, 1992, for purposes of acquiring an interest in the Partnership for the primary benefit of three children of Mr. Hunt. In the event that Mr. Hunt should withdraw, or cease to serve, as Managing Partner, the successor Managing Partner under the terms of the partnership agreement for the Partnership would be Hilre Lucille Hunt and Thomas R. Corbett, as Co-Trustees of the Trust. The Partnership is authorized to invest generally in any type of property and to hold or develop and to sell, exchange or otherwise dispose of all or any part of the Partnership property and carry on any other business or businesses and exercise any and all powers as may be permitted by law.

     On October 2, 1994, the Company approved a five-year loan to Mr. Hunt of up to $300,000. The loan is secured by the pledge of 70,000 shares of the Company's Common Stock by the Partnership and is guaranteed by the Partnership. The loan accrues interest at the variable rate of prime plus one percent per annum. The principal and any unpaid accrued interest are due in its entirety by November 1998. The outstanding principal and accrued interest on the loan as of April 11, 1997 was approximately $373,000.

     On November 1, 1995, the Partnership entered into a $700,000 revolving line of credit transaction with Compass Bank Dallas (the "Bank"). Under the terms of the Partnership's agreement with the Bank, the Partnership executed a promissory note dated November 1, 1995 (the "Note") in the amount of $700,000. The Note bears interest at a variable rate equal to one percent over prime. The Partnership is required to pay accrued interest on the principal of the Note on a monthly basis with a final payment of unpaid principal and accrued interest due and payable on May 15, 1997. All interest payments are current, and the outstanding principal balance of the Note as of April 11, 1997 was approximately $699,000. The Note is secured by a Pledge Agreement dated November 1, 1995, wherein the Partnership pledged 2,000,000 shares of Common Stock as security for the Bank. The Note is also secured by a Commercial Continuing Guaranty entered into between Mr. Hunt, as guarantor, and the Bank. The Partnership retains the right to vote the Common Stock for so long as no default has occurred under the Note or the Pledge Agreement. The Partnership is currently in compliance with the terms of the Note and the Pledge Agreement. Although the Partnership intends to comply with the terms of the Note, any inability or failure by the Partnership to comply with the terms of the Note and Pledge Agreement may result in the Bank's owning the Common Stock, which it would probably be required by banking laws to sell.

     In August 1994, the Company purchased all of the issued and outstanding shares of capital stock of DGA and Diversified Group Insurance Agency of Pennsylvania, Inc. from David C. Bramer and Robert Soleau for $500,000 in cash, a promissory note payable to Mr. Soleau in the principal amount of $1,558,000 and a promissory note payable to Mr. Bramer in the principal amount of $342,000. On November 6, 1995, the Company agreed to permit David C. Bramer the option to convert up to $100,000 of principal amount of debt owed to him by the Company, in connection with the Company's purchase of DGA, to 20,000 shares of Common Stock at $5.00 per share. On August 20, 1996, the Company amended the conversion option to allow Mr. Bramer to convert $100,000 of the principal amount of the debt for up to 25,000 shares of Common Stock at $4.00 per share.

     DGA leases approximately 5,000 square feet in a building owned by David C. Bramer and his wife for approximately $2,600 per month. DGA is responsible for all maintenance and repairs of the building.

     Dr. Amos serves as the Company's Medical Director on a consultant basis. For such services, the Company pays MedStrategies of Georgia, Inc., a corporation in which Dr. Amos is the sole shareholder, $5,250 per month and $225 per hour for any hours worked in excess of 35 hours a month plus expenses. For the year ended January 31, 1996, the Company paid MedStrategies of Georgia, Inc. $87,305.

     The Company does not currently intend to engage in future transactions with Mr. Hunt or any affiliated persons in the future other than the lease of the building from Mr. and Mrs. Bramer and the consulting arrangement with Dr. Amos. All ongoing and any future transactions with affiliates are and will be on terms no less favorable to the Company than could have been or could be obtained by the Company from unaffiliated parties. The Company may seek competitive bids and related market data prior to any such transaction. Further, any loans to officers, affiliates or shareholders of the Company will be subject to review and approval by a majority of the disinterested directors of the Company.

                                  PROPOSAL 2
                   AMENDMENT TO 1993 STOCK COMPENSATION PLAN

     On October 29, 1993 and May 25, 1994, the Board of Directors and the shareholders, respectively, adopted and approved the 1993 Stock Compensation Plan (the "1993 Plan"). The 1993 Plan authorizes the grant of options for up to 300,000 shares of Common Stock. On December 10, 1994 and May 24, 1995, the Board of Directors and the shareholders, respectively, adopted and approved an amendment to the 1993 Plan to increase the number of authorized shares of Common Stock subject to the 1993 Plan from 300,000 to 1,000,000. The Company has outstanding options to purchase 221,700 shares under the 1993 Plan. For a description of the options granted to executive officers of the Company pursuant to the 1993 Plan, see "EXECUTIVE COMPENSATION 1993 Stock Compensation Plan."

     The exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period for not more than three months following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term for a period not to exceed one year following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof.

     The purpose of the 1993 Plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and advisors of the Company or any subsidiary of the Company in order to provide additional incentive for such persons to promote the success and the business of the Company or its subsidiary and to encourage them to remain in the employ of the Company or its subsidiary by providing such persons an opportunity to benefit from any appreciation of the Common Stock through the issuance of stock options to such person in accordance with the terms of the 1993 Plan.

     On August 20, 1996, in order to accomplish the purpose of the 1993 Plan, subject to shareholder approval of the 1993 Plan amendment, the Board of Directors elected to amend the 1993 Plan as described below and decrease the exercise price of all outstanding options granted under the 1993 Plan to $4.50. Prior to the board meeting on August 20, 1996, the Company had 179,700 options outstanding with exercise prices ranging from $4.50 to $7.54. On August 19, 1996, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $4.25 per share.

     In order to decrease the exercise price of outstanding options, on August 20, 1996, the Board of Directors elected, subject to shareholder approval, to amended the 1993 Plan to replace the words "Neither the Committee nor the Board of Directors shall, however, modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price" in
Section 17 of the 1993 Plan with the words "Only with the approval of the Board of Directors, may the Company modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price."

Report of the Compensation Committee of the Board of Directors on Amendment to 1993 Plan.

     The Compensation Committee consists of Messrs. Philip and Coats. One of the Compensation Committee's functions is to review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administers the 1993 Plan and the Company's Qualified Employee Stock Purchase Plan.

     Set forth below is a report submitted by the Board of Director's Compensation Committee. This report addresses the decrease in the exercise price of outstanding stock options granted under the 1993 Plan.

     The Board of Directors determined that the options outstanding under the 1993 Plan were not performing their purpose because the exercise price significantly exceeded the fair market value for most of the options. Over the past two years, the Company's managed care division has experienced significant change. The Company hired a new management team and certain other employees focused on expanding its products and service offerings as well as improving efficiencies and operations. Options for new management and other certain employees hired at the beginning of the two-year process to restructure of the Company or hired prior to the restructuring had a significantly higher exercise price then the new management and certain other employees hired in 1996 or granted options in 1996. The Board of Directors of the Company determined that to carry out the purpose of the 1993 Plan and to give additional incentive to the new management team and certain other employees, the exercise price for all outstanding options should be deceased. In determining the price, the Board of Directors reviewed the then current fair market value and considered the initial public offering price of the Common Stock. The Board of Directors, subject to shareholder's approval of the amendment to the 1993 Plan, elected to amend the exercise price of all outstanding options under the 1993 Plan to $4.50.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

                              David Samuel Coats
                               Robert W. Philip

Federal Income Tax Information with Respect to the 1996 Plan

     The Company has been advised that the federal income tax consequences of the 1993 Plan to the Company and the optionees, and possible exercise of options granted under the 1993 Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the 1993 Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular employee or to the Company. In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decision in effect as of the date of this Proxy Statement.

     The grantee of a non-qualified option pursuant to the 1993 Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of an option pursuant to the 1993 Plan, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of an option granted pursuant to the 1993 Plan.

     The grantee of an incentive option pursuant to the 1993 Plan recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of the incentive option. If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years after date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1993 PLAN

     The full text of the amendment to the 1993 Stock Compensation Plan is printed as Appendix A, beginning on page A-1.

                                  PROPOSAL 3
               AMENDMENT TO OUTSIDE DIRECTORS STOCK OPTION PLAN

     On December 3, 1992, the Board of Directors and the then sole shareholder adopted and approved the Outside Directors Stock Option Plan (the "Directors Plan"). The Directors Plan authorized the grant of options for up to 25,000 shares of Common Stock. On January 21, 1993, the Board of Directors and the shareholders, respectively, adopted and approved an amendment to the Directors Plan to increase the number of authorized shares of Common Stock subject to the Directors Plan from 25,000 to 50,000. The Company has outstanding options to purchase 43,000 shares under the Directors Plan. For a description of the options granted to directors of the Company pursuant to the Directors Plan see "BOARD OF DIRECTORS Outside Directors Stock Option Plan."

     The purpose of the Directors Plan is to increase the Company's ability to secure and retain highly qualified and experienced individuals to serve as directors of the Company by affording them the opportunity to acquire an equity interest in the Company.

     On August 20, 1996, in order to accomplish the purpose of the Directors Plan, subject to shareholder approval of the amendment to the Directors Plan, the Executive Committee of the Board of Directors elected to amend the Directors Plan as described below and decrease the exercise price of all outstanding options granted under the Directors Plan to $4.50. Immediately prior to the decrease, the Company had 43,000 options outstanding with exercise prices ranging from $5.00 to $8.75. On August 19, 1996, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $4.25 per share.

     In order to decrease the exercise price of outstanding options, on August 20, 1996, the Executive Committee of the Board of Directors elected, subject to shareholder approval, to amended the Directors Plan to replace the words "Neither the Committee nor the Board of Directors shall, however, modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price" in Section 14 of the Directors Plan with the words "Only with the approval of a majority of the non-interested directors, may the Company modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price."

Federal Income Tax Information with Respect to the Directors Plan

     The Company has been advised that the federal income tax consequences of the Directors Plan to the Company and the optionees, and possible exercise of options granted under the Directors Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the Directors Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular employee or to the Company. In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decision in effect as of the date of this Proxy Statement.

     The grantee of a non-qualified option pursuant to the Directors Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of an option pursuant to the Directors Plan, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of an option granted pursuant to the Directors Plan.

     The grantee of an incentive option pursuant to the Directors Plan recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of the incentive option. If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years after date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE OUTSIDE DIRECTORS STOCK OPTION PLAN.

     The full text of the amendment to the Outside Directors Stock Option Plan is printed as Appendix A, beginning on page A-2.

                                PROPOSAL NO. 4
                          AMENDMENT TO QUALIFIED PLAN

     On December 13, 1993 and May 25, 1994, the Board of Directors and the shareholders, respectively, adopted and approved the Qualified Employee Stock Purchase Plan (the "Qualified Plan"). The Qualified Plan authorizes the grant of options for up to 100,000 shares of Common Stock. The Company granted options, which are currently outstanding, to purchase 93,914 shares under the Qualified Plan and options for only 6,086 shares were available for grant under the Qualified Plan.

     The purpose of the Qualified Plan is to advance the growth and development of the Company by providing an opportunity to all participating employees to acquire an ownership interest in the Company. It is believed that employee participation in the ownership of the business will help to achieve the unity of purpose essential to the continued growth of the Company and the mutual benefit of its employees and shareholders.

     In 1994, the Company purchased two third party administration companies, which were subsequently merged and are now a wholly-owned subsidiary of the Company. As of April 11, 1996, the Company and its subsidiary had 185 employees, approximately 90 of which are qualified for stock options under the Qualified Plan. The Board of Directors believes that an increase in the number of shares available for grant under the Qualified Plan is necessary to continue to accomplish its purpose. Accordingly, the Board of Directors by resolution dated March 18, 1997, approved an amendment to increase the number of shares of Common Stock subject to the Qualified Plan from 100,000 shares to 200,000 shares, subject to approval of the Company's shareholders.

     The Qualified Plan authorizes the issuance of options to employees of the Company (i) who have been employed at least two years, (ii) have customary employment of a minimum of 20 hours per week or customary employment of at least five months in any calendar year and (iii) who are not considered a highly compensated employee as such employee has not, during the year in which the qualified option is granted, or the preceding year, received compensation from the Company in excess of $75,000, as adjusted for cost of living increases. The Qualified Plan basically provides that qualified options will be granted to participating employees to purchase shares of Common Stock at a purchase price equal to 85% of the fair market value of the shares as of the date of grant of the qualified option. The term of the qualified option shall be for a period of 27 months and will be exercisable at any time commencing after one year from the date of grant and prior to the termination of the option.

     The Company has an aggregate of 93,194 qualified options outstanding to a total of approximately 90 employees, each qualified option being exercisable at a price of $4.36 per share. As of April 11, 1997, the closing sale price of the Common Stock was $5.1875. No current executive officer or director is eligible to participate in the Qualified Plan although Mr. Riston has outstanding options to purchase 1,674 shares under the Qualified Plan. The spouses of Messrs. Bramer and Riston's, as qualifying employees of the Company's subsidiary, are eligible to participate in the Qualified Plan. Mrs. Bramer holds options to purchase 1,252 shares at $4.36 per share. Mrs. Riston holds options to purchase 796 shares at $4.36 per share.

     If and to the extent that any option to purchase reserved shares shall not be exercised by an employee for any reasons or if such option to purchase shall terminate as provided by the Qualified Plan, the shares that have not been purchased under the Qualified Plan shall again become available for the purposes of the Qualified Plan unless the Qualified Plan shall have been terminated.

Federal Income Tax Information with Respect to the Qualified Plan

     The Company has been advised that the federal income tax consequences of the Qualified Plan to the Company and the optionees, and possible exercise of options granted under the Qualified Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the Qualified Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular employee or to the Company. In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decision in effect as of the date of this Proxy Statement.

     The tax consequences for the employee-optionee and the Company arising from options granted under the Qualified Plan are generally that no taxable event occurs by virtue of the grant or exercise of a stock option under the Qualified Plan. In order for the employee to receive favorable capital gains treatment, the employee must, at all time during the period beginning with the date of grant and ending on the day three months before the option is exercised, be an employee of the Company or a subsidiary of the Company. If the foregoing employment condition is satisfied, no income tax liability results to the employee on the grant or exercise of an option under the Qualified Plan, and the Company is not allowed a deduction at any time for the stock involved. The employee becomes liable for the tax on disposition of the stock. The tax treatment of the subsequent disposition of stock issued under the Qualified Plan depends on whether the stock was disposed of within or after the statutory holding period and the exercise price of the option. The statutory holding period for the Qualified Plan stock is the later of two years after the granting of the option or one year from the date of transfer of the stock pursuant to the option.

     THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

     The full text of the amendment to the Qualified Employee Stock Purchase Plan is printed as Appendix A, beginning on page A-3.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ended December 31, 1997. Arthur Andersen LLP has audited the Company's financial statements since its 1993 fiscal year. A representative of Arthur Andersen LLP will attend the Meeting and will have the opportunity to make a statement if he or she so desires. This representative will be available to respond to appropriate shareholder questions at that time.

                  PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                    AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company, who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders, must do so in writing and it must be received at the Company's principal executive offices by December 21, 1997. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his or her proposal and must continue to own such security entitling him or her to vote through the date on which the meeting is held.

                                 ANNUAL REPORT

     The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended December 31, 1996, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

                                OTHER BUSINESS

     Management of the Company is not aware of any other matters that are to be presented at the Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

                 AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 14, 1997. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE COMPANY'S SECRETARY, MEDICALCONTROL, INC., P. O. BOX 549005, DALLAS, TEXAS 75354-9005.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                                Stephanie L. McVay
                                                Secretary

April 22, 1997

                                 AMENDMENT TO
                         1993 STOCK COMPENSATION PLAN
                                      of
                             MEDICALCONTROL, INC.

     1. The 1993 Stock Compensation Plan of MedicalControl (the "1993 Plan") is amended to replace the words "Neither the Committee nor the Board of Directors shall, however, modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price" in Section 17 of the 1993 Plan with the words "Only with the approval of the Board of Directors, may the Company modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price."

     2. This Amendment to the 1993 Plan (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and all amendments to Options theretofore granted under the 1993 Plan pursuant to the terms of this Amendment shall terminate and be null and void.


     EXECUTED as of August 20, 1996.

                                        MEDICALCONTROL, INC.


                                        By:
                                           ------------------------------------
                                           J. Ward Hunt, President and Chief
                                           Executive Officer

                                 AMENDMENT TO
                      OUTSIDE DIRECTORS STOCK OPTION PLAN
                                      of
                             MEDICALCONTROL, INC.

     1. The Outside Directors Stock Option Plan of MedicalControl (the "Directors Plan") is amended to replace the words "Neither the Committee nor the Board of Directors shall, however, modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price" in Section 17 of the Directors Plan with the words "Only with the approval of the Board of Directors, may the Company modify any outstanding Option so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price."

     2. This Amendment to the Directors Plan (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and all amendments to Options theretofore granted under the Directors Plan pursuant to the terms of this Amendment shall terminate and be null and void.

     EXECUTED as of August 20, 1996.

                                        MEDICALCONTROL, INC.


                                        By:
                                           ---------------------------------
                                           J. Ward Hunt, President and Chief
                                           Executive Officer

                                 AMENDMENT TO
                    QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                      of
                             MEDICALCONTROL, INC.

     1. The Qualified Employee Stock Purchase Plan of MedicalControl (the "Qualified Plan") is amended to replace the words "one hundred thousand (100,000)" with the words "two hundred thousand (200,000) in the first sentence of Section 2 of the Qualified Plan.

     2. This Amendment to the Qualified Plan (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and Options theretofore granted under the Qualified Plan in granting options to purchase in excess of 100,000 shares of Common Stock shall terminate and be null and void.


     EXECUTED as of March 18, 1997.

                                        MEDICALCONTROL, INC.


                                        By:
                                           ---------------------------------
                                           J. Ward Hunt, President and Chief
                                           Executive Officer

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS OF MEDICALCONTROL, INC.
                            TO BE HELD MAY 14, 1996
 The undersigned hereby appoints John Ward Hunt as the lawful agent and proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of MedicalControl, Inc. held of record by the undersigned as of the close of business on April 14, 1997, at the Annual Meeting of Shareholders to be held on Wednesday, May 14, 1997, or any adjournment or postponement thereof.
1.ELECTION OF DIRECTORS
    FOR all nominees listed below(except as marked to the contrary below)
                                             WITHHOLD authorityto vote for all
                                            nominees listed below
                  J. W. Hunt, R. Philip, D. S. Coats, W. Amos
(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees' names on the space provided below.)
 ------------------------------------------------------------------------------
2. To approve an amendment to the 1993 Stock Compansation Plan to allow the Board of Directors to amend an option agreement to specify a lower exercise price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price.
                                                     FOR     AGAINST     ABSTAIN
3. To approve an amendment to the Outside Directors Stock Option Plan to allow non-interested directors to amend an option agreement to specify a lower exercise price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price.
                                                     FOR     AGAINST     ABSTAIN
4. To approve an amendment to the Qualified Employee Stock Purchase Plan to increase the authorized number of shares of common stock of the Company available under the plan from 100,000 to 200,000.
                                                     FOR     AGAINST     ABSTAIN
5. In his discretion, the proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

 It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) AND IN FAVOR OF ITEMs (2), (3) AND (4).
 The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said proxy and his substitutes may do by virtue hereof.
                                               Please sign exactly as names
                                              appear below. When shares are
                                              held by joint tenants, both
                                              should sign. When signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation,
                                              please sign in full corporate
                                              name by President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              Dated: ____________________, 1997

                                              ---------------------------------
                                              Signature

                                              ---------------------------------
                                              Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[_PLEASE]CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.